EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form S−8 of our report dated March 14, 2007, relating to the consolidated financial statements and the effectiveness of Capitol Bancorp Ltd.'s internal control over financial reporting of Capitol Bancorp Ltd., appearing in the Company's Annual Report on Form 10−K for the year ended December 31, 2006.

Grand Rapids, Michigan
June 29, 2007

EXHIBIT 23.1 - 1